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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


                              FINOVA FINANCE TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                Applied for
----------------------------------------     -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

       c/o The FINOVA Group Inc.
         1850 N. Central Ave.
            P.O. Box 2209                              85002-2209
         Phoenix, Arizona
-----------------------------------------     ----------------------------------
(Address of Principal Executive Offices)               (Zip Code)

  If this Form relates to the regis-            If this Form relates to the
  tration of a class of debt securities         registration of a class of debt
  and is effective upon filing pursuant         securities and is to become
  to General Instruction A(c)(1) please         effective simultaneously with
  check the following box.  /  /                the effectiveness of a
                                                concurrent registration
                                                statement under the Securities
                                                Act of 1933 pursuant to General
                                                Instruction A(c)(2) please
                                                check the following box.  /  /

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------

    Convertible Trust Originated                   New York Stock Exchange
       Preferred Securities
     (and the Guarantee with
        respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                The class of securities to be registered hereby is the Convertible Trust Originated Preferred Securities and the Guarantee with respect thereto (the "Preferred Securities" and the "Guarantee," respectively). The Preferred Securities represent undivided beneficial interests in the assets of FINOVA Finance Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust").

                For a description of the Preferred Securities, reference is made to the information set forth under the headings "Description of the Preferred Securities" and "Description of the Guarantee" in the Registration Statement on Form S-3 (Registration No. 333-15445 and -01) filed with the Securities and Exchange Commission (the "Commission") on November 4, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on November 20, 1996 (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), and the prospectus for the Preferred Securities included therein, which description is incorporated herein by reference. Definitive copies of the preliminary prospectus describing the Preferred Securities have been filed pursuant to Rule 424(b) under the Act, and are incorporated by reference into this Registration Statement on Form 8-A. Definitive copies of the prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Act, and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.         EXHIBITS.

                2.1 Certificate of Trust dated November 1, 1996 of FINOVA Finance Trust (incorporated herein by reference to Exhibit 4.5 to the Registration Statement)

                2.2 Form of Amended and Restated Declaration of Trust of FINOVA Finance Trust (incorporated herein by reference to Exhibit 4.6 to the Registration Statement)

                2.3 Form of __% Convertible Trust Originated Preferred Security (incorporated herein by reference to Exhibit A-1 of Exhibit 4.6 to the Registration Statement)

                2.4 Form of Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of FINOVA Finance Trust (incorporated herein by reference to Exhibit 4.10 to the Registration Statement)

                2.5 Form of Indenture relating to __% Convertible Subordinated Debentures between The FINOVA Group Inc. and Fleet National Bank, as trustee (incorporated herein by reference to Exhibit 4.7 to the Registration Statement)

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2.6     Form of   % Convertible Subordinated Debenture (incorporated herein by reference to Exhibit B of Exhibit 4.6 and Exhibit A of Exhibit 4.7 to the Registration Statement)



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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FINOVA FINANCE TRUST

Dated: December 3, 1996


                                        By: The FINOVA Group Inc., Sponsor of
                                            the Registrant and Guarantor under
                                            the Guarantee


                                        By: /s/  William J. Hallinan
                                            ---------------------------------
                                            Name:  William J. Hallinan
                                            Title: Senior Vice President-
                                                   General Counsel and
                                                   Secretary





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